UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

930 Tahoe Blvd., Suite 802-16
Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On September 27, 2021, American Battery Metals Corporation (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with the purchasers set forth on the signature page thereto (the “Purchasers”) for the purchase and sale of an aggregate of 25,389,611 shares of the Company’s common stock (the “Shares”), and warrants to purchase an aggregate of up to 25,389,611 shares of common stock (“Warrants”), in a registered direct offering at a combined purchase price of $1.54 per Share and Warrant, for aggregate gross proceeds to the Company of approximately $39,100,000. The Warrants are immediately exercisable and may be exercised at any time until September 29, 2026, at an exercise price of $1.75 per share.

Pursuant to an engagement letter dated June 16, 2021 between the Company and Jett Capital Advisors, LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s placement agent in connection with the offering and agreed to pay the Placement Agent a cash fee of 5% of the gross proceeds the Company receives in the offering. In addition, the Company agreed to issue to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 5% of the gross proceeds sold under the Purchase Agreement, or warrants to purchase up to an aggregate of 1,955,000 shares. The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise period of thirty-six months form the date of issuance.

The gross proceeds from the registered direct offering are expected to be approximately $39,100,000, excluding any proceeds that may be received upon the cash exercise of the Warrants, before deducting the estimated offering expenses payable by the Company, including the placement agent fees. This registered direct offering is expected to close on September 29, 2021.

The Shares and Warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement, dated September 28, 2021, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333- 252492). Originally filed with the Securities and Exchange Commission on January 28, 2021, as amended, which became effective on March 15, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the Purchase Agreement, Warrants, and Placement Agent Warrants described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01	Other Events.

On September 27, 2021, the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Placement Agent Warrant

99.1	Press Release dated September 27, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: September 28, 2021	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer